Exhibit 10.2

FORM OF
PARTICIPATION AGREEMENT

BROADVISION, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

Name of Participant:

You have been selected to participate in the BroadVision, Inc. Change of Control Severance Benefit Plan (the “Plan”).  Under the terms of the Plan, a copy of which is attached as Exhibit A to this Agreement, you may become entitled to receive severance benefits in the event your employment with the Company is terminated in a Covered Termination.  A Covered Termination means you are Involuntarily Terminated Without Cause (as defined in the Plan) or you voluntarily terminate your employment by reason of a Constructive Termination (as defined in the Plan) within one month prior to or 24 months following the effective date of a Change of Control (as defined in the Plan).

In accordance with Section 4(a) of the Plan, you have been designated a Level [I, II or III] Eligible Employee.  The schedule of benefits you may become entitled to receive is found in Appendix A to the Plan.

If your employment with the Company is terminated for any reason other than a Covered Termination, you will not be eligible for severance benefits under the Plan.

By signing this Participation Agreement, you agree that any benefits that may become payable under the Plan shall be offset by any benefits that may become payable under the Company’s Executive Severance Benefit Plan or any other plan or agreement you may have with the Company.  If you elect not to sign this Participation Agreement, the terms of the Executive Severance Benefit Plan and any other applicable plan or agreement you may have with the Company will control the provision of severance benefits, if any, following a Change of Control, and you will not be an Eligible Participant in the Plan.

To participate in the Plan, please sign and date this Participation Agreement in the space provided below and return it to          no later than            .  The extra copy is for your file.  On behalf of BroadVision, I am pleased to welcome you as an Eligible Employee under the Plan.

Sincerely,

BROADVISION, INC.

By:
Date

Participant’s Signature	Date

EXHIBIT A

BROADVISION, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

(As previously filed in the Company’s Form 10-Q for the quarter ended June 30, 2003 filed on August 14, 2003)